UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 05, 2007


                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    000-25675                 74-3055158
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                        5775 FLATIRON PARKWAY, SUITE 230
                             BOULDER, COLORADO 80301
                (Address of Principal Executive Offices/Zip Code)


                                 (303) 541-1005
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  See Item 2.03


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On November 5, 2007, in consideration of funds advanced and to be advanced to the Registrant in a total amount of $250,000, the Registrant entered into a Senior Secured Promissory Note (the "Note") in favor of Laidlaw FSP, Inc. ("FSP") in the aggregate principal amount of $250,000. The aggregate amounts (including the principal and any accrued interest) under the Note are payable by the Registrant to FSP on demand, with simple interest accruing on any unpaid principal amount at 10% per annum. The Registrant's obligations under the Note are secured by senior, first priority liens on all assets of the Registrant pursuant to a Security Agreement entered into by the Registrant and FSP on November 5, 2007. Additionally, the Registrant, FSP and Apex Investment Fund V, L.P., ("Apex"), on November 5, 2007, have entered into a Subordination and Intercreditor Agreement whereby FSP agreed to become a secured lender to the Registrant and Apex agreed to subordinate its debt to FSP. As of November 5, 2007, the total principal amount outstanding associated with the Apex secured promissory notes is $2,221,849.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PATRON SYSTEMS, INC.



Date: November 30, 2007               By: /S/ ROBERT CROSS
                                          --------------------------------------
                                          Robert Cross
                                          Chairman of the Board of Directors and
                                          Acting Chief Executive Officer


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